EXHIBIT 99.1

Upexi Amends BitGo Credit Facility

Reduces Interest Rate by Four Percentage Points and Lowers Required Collateral

TAMPA, Fla., September 14, 2026 -- Upexi, Inc. (NASDAQ: UPXI) (“Upexi” or the “Company”), a leading Solana-focused digital asset treasury company and consumer brands owner, today announced that it has amended its existing credit facility with BitGo Prime, LLC (“BitGo”), first entered into on May 23, 2025 under a Master Loan Agreement. Under the amended terms, the interest rate applicable to the Company’s outstanding borrowings has been reduced from 11.5% to 7.5% per year, and the required collateral level has been reduced to 200%, with a margin call level of 150%.

“Under the amended credit facility, the Company, based on current borrowings outstanding, expects to save over $2 million in interest costs per year and enjoy greater flexibility with a lower collateral requirement,” stated Allan Marshall, Chief Executive Officer of Upexi. “Such action represents our continued efforts to reduce expenses and fortify the balance sheet as we look for more levers to create value for shareholders.”

About Upexi, Inc.

Upexi, Inc. (Nasdaq: UPXI) is a leading digital asset treasury company, where it aims to acquire and hold as much Solana (SOL) as possible in a disciplined and accretive fashion. In addition to benefiting from the potential price appreciation of Solana, the cryptocurrency of the leading high-performance blockchain, Upexi utilizes three key value accrual mechanisms in intelligent capital issuance, staking, and discounted locked token purchases. The Company operates in a risk-prudent fashion to position itself for any market environment and to appeal to investors of all kinds, and it currently holds over two million SOL. Upexi also continues to be a brand owner specializing in the development, manufacturing, and distribution of consumer products. Please see www.upexi.com for more information.

Follow Upexi on X - https://x.com/upexitreasury

Follow CEO, Allan Marshall, on X - https://x.com/upexiallan

Follow CSO, Brian Rudick, on X - https://x.com/thetinyant

Forward-Looking Statements

This news release contains “forward-looking statements” as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations, or intentions regarding the future. For example, the Company is using forward-looking statements when it discusses the anticipated interest cost savings under the amended credit facility, the availability of borrowings under the facility and its potential future increase, its digital asset treasury strategy, including the accumulation of Solana, and its capital structure. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with business strategy, potential acquisitions, revenue guidance, product development, integration, and synergies of acquiring companies and personnel. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations, and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Company Contact

Brian Rudick, Chief Strategy Officer

(203) 442-5391

brian.rudick@upexi.com

Investor Contact

KCSA Strategic Communications

Valter Pinto or Jack Perkins

Upexi@KCSA.com